Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

          THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of the 31st day of March, 2010 (this “Amendment”), is entered into among IntercontinentalExchange, Inc., a Delaware corporation (the “Borrower”), the Lenders (as defined in the hereinafter defined Credit Agreement) party hereto, Wells Fargo Bank, National Association (successor by merger to Wachovia Bank, National Association), as Administrative Agent for the Lenders (“Wells Fargo”), and Bank of America, N.A., as Syndication Agent for the Lenders (“BofA”).

RECITALS

          A. The Borrower, the Lenders, Wells Fargo and BofA are parties to that certain Credit Agreement, dated as of January 12, 2007, as amended by the First Amendment to Credit Agreement dated as of August 24, 2007 and the Second Amendment to Credit Agreement dated as of June 13, 2008, and as amended and restated pursuant to the Amendment and Restatement Agreement, dated as of April 9, 2009 (as further amended, restated and modified from time to time, the “Credit Agreement”), pursuant to which the Lenders made certain loans and other extensions of credit to the Borrower. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

          B. The Borrower has requested certain amendments to the Credit Agreement and the Administrative Agent and the Required Lenders have agreed to make such amendments on the terms and conditions set forth herein.

STATEMENT OF AGREEMENT

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO CREDIT AGREEMENT

1.1	Amendments to Section 1.1 (Defined Terms).

          (a) The following definitions are hereby added to Section 1.1 of the Credit Agreement in appropriate alphabetical order:

          “‘2010 Revolving Credit Facility’ means the revolving credit facility in the initial aggregate principal amount of $725,000,000 evidenced by the Credit Agreement, dated as of March 31, 2010, among the Borrower, Wells Fargo, as administrative agent, BofA, as syndication agent, and the lenders party thereto.

          ‘Continuing Directors’ means, as of any date, members of the board of directors or other equivalent governing body of the Borrower (i) who were members of that board or equivalent governing body on the date 24 months prior to such date, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors).

          ‘Syndication Agent’ means Bank of America, N.A., and its successors in its capacity as syndication agent.”

             (b) Section 1.1 of the Credit Agreement is hereby amended by deleting, in its entirety, the definition of “Change of Control” and replacing it with the following:

  “‘Change of Control’ means an event or series of events by which:

          (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time or the occurrence of any other event or condition (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

          (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be composed of individuals that are Continuing Directors.”

             (c) Section 1.1 of the Credit Agreement is hereby amended by deleting, in its entirety, the definition of “ICE US Trust” and replacing it with the following:

          “‘ICE US Trust’ means ICE Trust U.S. LLC, a New York limited liability trust company and a Subsidiary of the Borrower (formerly known as ICE US Trust LLC).”

          (d) The definition of “Consolidated Net Income” in Section 1.1 of the Credit Agreement is hereby amended by deleting, in its entirety, clause (ii) of such definition and changing clause (iii) to become the new clause (ii) thereof.

          1.2 Amendments to Section 1.3 (Other Terms; Construction). Section 1.3(b)(iii) of the Credit Agreement is hereby amended by deleting clause (A) thereof, in its entirety, and replacing it with the following:

          “(A) income statement items (whether positive or negative), cash flow statements (as they relate to Capital Expenditures and Capitalized Software Development Costs) and balance sheet items attributable to the Person or assets acquired shall (to the extent not otherwise included in the consolidated financial statements of the Borrower and its Subsidiaries in accordance with GAAP or in accordance with other provisions of this Agreement) be included in such calculations to the extent relating to the applicable period, provided that such income statement, cash flow statement and balance sheet items are reflected in financial statements or other financial data reasonably acceptable to the Administrative Agent, and”

              1.3 Amendments to Section 7.2 (Indebtedness).

              (a) Section 7.2(ii) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

          “(ii) (A) Indebtedness of the Credit Parties under the New Credit Facility and the other “Credit Documents” (as defined in the New Credit Facility) and (B) Indebtedness of the Credit Parties under the 2010 Revolving Credit Facility and the other “Credit Documents” (as defined in the 2010 Revolving Credit Facility);”

              (b) Section 7.2(vi) of the Credit Agreement is hereby amended by inserting the phrase “or any of its Subsidiaries” immediately following the word “Borrower” therein.

              (c) Section 7.2 of the Credit Agreement is hereby amended by changing clauses (xiii) and (xiv) to become the new clauses (xiv) and (xv) thereof, respectively, and inserting a new clause (xiii) as follows:

          (xiii) unsecured Indebtedness of a Subsidiary acquired after the Closing Date or a Person merged into or consolidated with the Borrower or any Subsidiary after the Closing Date, in each case in connection with a Permitted Acquisition, which Indebtedness in each case exists at the time of such Permitted Acquisition and is not created in contemplation of such event, provided that all such Indebtedness shall not exceed $250,000,000 in aggregate principal amount outstanding at any one time;

          (d) The new Section 7.2(xiv) of the Credit Agreement (re-numbered pursuant to Section 1.3(b) hereof) is hereby deleted in its entirety and the following is substituted therefor:

          “(xiv) other unsecured Indebtedness of the Borrower; provided that (A) that at the time of incurrence of such Indebtedness, no Default or Event of Default shall have occurred and be continuing (or would result therefrom), and (B) the Borrower is in compliance with the Total Leverage Ratio covenant set forth in Section 6.1 on a Pro Forma Basis after giving effect to the incurrence of such Indebtedness; and”

          1.4 Amendment to Section 7.3 (Liens). Section 7.3(x) of the Credit Agreement is hereby amended by deleting the amount “$1,000,000” therein and replacing it with the amount “$20,000,000”.

          1.5 Amendment to Section 7.4 (Asset Dispositions). Section 7.4(iv) of the Credit Agreement is hereby amended by deleting the amount “$25,000,000” in clause (x) thereof and replacing it with the amount “$40,000,000”.

  1.6 Amendments to Section 7.9 (Limitation on Certain Restrictions). Section 7.9 of the Credit Agreement is hereby amended by deleting the word “and” from the end of clause (iv) thereof, changing clause (v) thereof to become the new clause (vi) thereof and inserting immediately after clause (iv) thereof, a new clause (v) as follows:

          “(v) the New Credit Facility and the 2010 Revolving Credit Facility, and any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of the restrictions existing as of the date hereof and”

          1.7 Amendments to Section 7.10 (No Other Negative Pledges). Section 7.10 of the Credit Agreement is hereby amended by deleting the word “and” from the end of clause (iv) thereof, changing clause (v) thereof to become the new clause (vi) thereof and inserting immediately after clause (iv) thereof, a new clause (v) as follows:

          “(v) the New Credit Facility and the 2010 Revolving Credit Facility, and any agreement evidencing any permitted renewal, extension or refinancing of such Indebtedness so long as such renewal, extension or refinancing does not expand the scope of the restrictions existing as of the date hereof and”

          1.8 Amendments to Section 7.11 (Investments in Subsidiaries).

          (a) Section 7.11 of the Credit Agreement is hereby amended by deleting the term “Parent” therein and replacing it with the term “Borrower”.

           (b) Section 7.11(ii) of the Credit Agreement is hereby deleted in its entirety and the following is substituted therefor:

             “(ii) Investments of the Borrower in ICE US Trust made from proceeds of Loans under (and as defined in) the 2010 Revolving Credit Facility not to exceed $100,000,000 outstanding at any time; and”

          1.9 Amendments to Section 8.1 (Events of Default). Section 8.1(e) of the Credit Agreement is hereby amended by deleting the term “New Liquidity Facility” in clause (i) thereof and replacing it with the term “2010 Revolving Credit Facility”.

          1.10 New Schedule 4.5 (Litigation Matters). Schedule 4.5 to the Credit Agreement is hereby amended and restated, in its entirety, as set forth in Exhibit A hereto.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

          This Amendment shall become effective as of the first date (such date being referred to as the “First Amendment Effective Date”) on which each of the following conditions shall have been satisfied:

          (a) The Administrative Agent shall have received the following, each dated as of the First Amendment Effective Date (unless otherwise specified) and in such number of copies as the Administrative Agent shall have requested:

 (i) a counterpart of this Amendment signed on behalf of each Credit Party and the Required Lenders under (and as defined in) the Credit Agreement; and

          (ii) the favorable opinions of Locke Lord Bissell & Liddell LLP, special counsel to the Credit Parties, and in-house counsel to the Credit Parties, in form and substance reasonably satisfactory to the Administrative Agent.

          (b) The Administrative Agent shall have received a certificate, signed by an Authorized Officer of the Borrower, dated the First Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying that (i) all representations and warranties of the Credit Parties contained in this Amendment and the other Credit Documents qualified as to materiality are true and correct and those not so qualified are true and correct in all material respects, in each case as of the First Amendment Effective Date, both immediately before and after giving effect to the transactions contemplated hereby (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct as of such date), (ii) no Default or Event of Default has occurred and is continuing, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, (iii) both immediately before and after giving effect to the consummation of the transactions contemplated hereby, no Material Adverse Effect has occurred since December 31, 2009, and there exists no event, condition or state of facts that could reasonably be expected to result in a Material Adverse Effect, and (iv) all conditions to the consummation of the transactions contemplated hereby have been satisfied or waived as required hereunder.

          (c) The Administrative Agent shall have received a certificate of the secretary or an assistant secretary of each Credit Party executing any Credit Documents dated the First Amendment Effective Date and in form and substance reasonably satisfactory to the Administrative Agent, certifying (i) that attached thereto is a true and complete copy of the articles or certificate of incorporation, certificate of formation or other organizational document and all amendments thereto of such Credit Party, certified as of a recent date by the Secretary of State (or comparable Governmental Authority) of its jurisdiction of organization, and that the same has not been amended since the date of such certification, (ii) that attached thereto is a true and complete copy of the bylaws, operating agreement or similar governing document of such Credit Party, as then in effect and as in effect at all times from the date on which the resolutions referred to in clause (iii) below were adopted to and including the date of such certificate, (iii) that attached thereto is a true and complete copy of resolutions adopted by the board of directors (or similar governing body) of such Credit Party, authorizing the execution, delivery and performance of this Amendment and the other Credit Documents to which it is a party, and (iv) as to the incumbency and genuineness of the signature of each officer of such Credit Party executing this Amendment or any of such other Credit Documents, and attaching all such copies of the documents described above.

          (d) The Administrative Agent shall have received a certificate as of a recent date of the good standing of each Credit Party executing any Credit Documents as of the First Amendment Effective Date, under the laws of its jurisdiction of organization, from the Secretary of State (or comparable Governmental Authority) of such jurisdiction.

          (e) All approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the consummation of any of the transactions contemplated hereby shall have been obtained, without the imposition of conditions that are materially adverse to the Administrative Agent or the Lenders; all applicable waiting periods shall have expired without any adverse action being taken or threatened by any Governmental Authority having jurisdiction; and no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before, and no order, injunction or decree shall have been entered by, any court or other Governmental Authority, in each case to enjoin, restrain or prohibit, to obtain substantial damages in respect of, or to impose materially adverse conditions upon, this Amendment or any of the other Credit Documents or the consummation of the transactions contemplated hereby or that could reasonably be expected to have a Material Adverse Effect.

          (f) (i) All principal, interest and other amounts outstanding under the New Liquidity Facility shall have been paid in full, and (ii) all commitments to extend credit under the agreements and instruments relating to the New Liquidity Facility and all guarantees relating thereto shall have been terminated; and the Administrative Agent shall have received evidence of the foregoing satisfactory to it.

          (g) The Borrower shall have entered into the 2010 Revolving Credit Facility.

          (h) The Borrower shall have (i) amended the New Credit Facility, to (x) permit the consummation of the transactions contemplated hereby, (y) terminate the revolving credit commitments of the lenders thereunder, and (z) make certain other amendments thereto requested by the Borrower and reasonably satisfactory to the Administrative Agent and (ii) complied with all terms and conditions in the definitive documentation of such amendment.

          (i) Since December 31, 2009, both immediately before and after giving effect to the consummation of the transactions contemplated hereby, there shall not have occurred (i) a Material Adverse Effect or (ii) any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect.

          (j) The Administrative Agent shall have received such other documents, certificates, opinions and instruments in connection with the transactions contemplated hereby as it shall have reasonably requested.

          (k) The Borrower shall have paid all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment (including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

ARTICLE III

CONFIRMATION OF REPRESENTATIONS AND WARRANTIES

          The Borrower hereby represents and warrants, on and as of the First Amendment Effective Date, that (i) the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of such date, both immediately before and after giving effect to this Amendment (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date), (ii) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law), and (iii) no Default or Event of Default has occurred and is continuing on the First Amendment Effective Date, both immediately before and after giving effect to this Amendment.

ARTICLE IV

ACKNOWLEDGEMENT AND CONFIRMATION OF THE CREDIT PARTIES

          Each Credit Party hereby confirms and agrees that, after giving effect to this Amendment, the Credit Agreement and the other Credit Documents to which it is a party remain in full force and effect and enforceable against such Credit Party in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally, by general equitable principles or by principles of good faith and fair dealing (regardless of whether enforcement is sought in equity or at law), and shall not be discharged, diminished, limited or otherwise affected in any respect, and represents and warrants to the Lenders that it has no knowledge of any claims, counterclaims, offsets, or defenses to or with respect to its obligations under the Credit Documents, or if such Credit Party has any such claims, counterclaims, offsets, or defenses to the Credit Documents or any transaction related to the Credit Documents, the same are hereby waived, relinquished, and released in consideration of the execution of this Amendment. This acknowledgement and confirmation by the Credit Parties is made and delivered to induce the Administrative Agent and the Lenders to enter into this Amendment, and each Credit Party acknowledges that the Administrative Agent and the Lenders would not enter into this Amendment in the absence of the acknowledgement and confirmation contained herein.

ARTICLE V

MISCELLANEOUS

          5.1 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

          5.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “herein”, “hereafter”, “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after amendment by this Amendment. Any reference to the Credit Agreement or any of the other Credit Documents herein or in any such documents shall refer to the Credit Agreement and Credit Documents as amended hereby. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Credit Document under the terms of the Credit Agreement.

          5.3 Expenses. The Borrower agrees on demand (i) to pay all reasonable fees and expenses of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Credit Documents delivered in connection herewith.

          5.4 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

          5.5 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

          5.6 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

          5.7 Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

Exhibit 10.2

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

BORROWER:	INTERCONTINENTALEXCHANGE, INC.

	By:	/s/ Scott A. Hill
		Name:	Scott A. Hill
		Title:	Senior Vice President and
Chief Financial Officer

GUARANTORS:

INTERCONTINENTALEXCHANGE INTERNATIONAL, INC.

	By:	/s/ Scott A. Hill
		Name:	Scott A. Hill
		Title:	President & Treasurer

ICE MARKETS, INC.

	By:	/s/ Scott A. Hill
		Name:	Scott A. Hill
		Title:	President & Treasurer

ICE DATA, LP
	By:	ICE Data Management Group, LLC, its
general partner

	By:	/s/ Scott A. Hill
		Name:	Scott A. Hill
		Title:	Manager

ICE DATA MANAGEMENT GROUP, LLC

	By:	/s/ Scott A. Hill
		Name:	Scott A. Hill
		Title:	Manager

ICE DATA INVESTMENT GROUP, LLC

By:	/s/ Scott A. Hill
	Name:	Scott A. Hill
	Title:	Manager

CHATHAM ENERGY, LLC

By:	/s/ David Goone
	Name:	David Goone
	Title:	Manager

YELLOWJACKET, INC.

By:	/s/ Scott A. Hill
	Name:	Scott A. Hill
	Title:	Vice President & Treasurer

CREDITEX HOLDCO, LLC

By:	/s/ Scott A. Hill
	Name:	Scott A. Hill
	Title:	Manager

ICE US HOLDING COMPANY GP LLC

By:	/s/ Scott A. Hill
	Name:	Scott A. Hill
	Title:	President & Treasurer

ICE FUTURES U.S., INC.

By:	/s/ Thomas Farley
	Name:	Thomas Farley
	Title:	President & Chief Operating Officer

ECOPS, LLC

By:	/s/ Thomas Farley
	Name:	Thomas Farley
	Title:	President

ICE CLEAR US, INC.

	By:	/s/ Thomas Hammond
		Name:	Thomas Hammond
		Title:	President & Chief Operating Officer

CREDITEX GROUP INC.

	By:	/s/ Grant Biggar
		Name:	Grant Biggar
		Title:	President

ICE PROCESSING, LLC

	By:	/s/ Clive de Ruig
		Name:	Clive de Ruig
		Title:	President

CREDITEX LLC

	By:	/s/ Scott A. Hill
		Name:	Scott A. Hill
		Title:	Vice President & Manager

CREDITTRADE INC.

	By:	/s/ Grant Biggar
		Name:	Grant Biggar
		Title:	President

CREDITEX SECURITIES CORPORATION

	By:	/s/ Sophia Corona
		Name:	Sophia Corona
		Title:	Treasurer

LENDERS:	WELLS FARGO BANK, NATIONAL ASSOCIATION (successor by merger to Wachovia Bank, National Association), as Administrative Agent and as a Lender

	By:	/s/ G. Mendel Lay, Jr.
		Name:	G. Mendel Lay, Jr.
		Title:	Senior Vice President

BANK OF AMERICA, N.A., as Syndication
Agent and as a Lender

By:	/s/ Thomas M. Paulk
	Name:	Thomas M. Paulk
	Title:	Vice President

BMO CAPITAL MARKETS FINANCING
INC., as Documentation Agent and as a Lender

By:	/s/ Scott Ferris
	Name:	Scott Ferris
	Title:	Managing Director

SOCIETE GENERALE, as Documentation Agent
and as a Lender

By:	/s/ Andrew S. Green
	Name:	Andrew S. Green
	Title:	Managing Director

THE BANK OF TOKYO-MITSUBISHI UFJ,
LTD. NEW YORK BRANCH, as Documentation
Agent and as a Lender

By:	/s/ Chimie T. Pemba
	Name:	Chimie T. Pemba
	Title:	Authorized Signatory

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ David Mahmood
	Name:	David Mahmood
	Title:	Managing Director

CHANG HWA COMMERCIAL BANK, LTD.,
NEW YORK BRANCH, as a Lender

By:	/s/ Eric Tsai
	Name:	Eric Tsai
	Title:	V.P. & General Manager

FIRST COMMERCIAL BANK NEW YORK
AGENCY, as a Lender

By:	/s/ Jenn-Hwa Wang
	Name:	Jenn-Hwa Wang
	Title:	General Manager

E. SUN COMMERCIAL BANK, LTD., LOS
ANGELES BRANCH, as a Lender

By:	/s/ Benjamin Lin
	Name:	Benjamin Lin
	Title:	EVP & General Manager

HUA NAN COMMERCIAL BANK, LTD., NEW
YORK AGENCY, as a Lender

By:	/s/ Henry Hsien
	Name	: Henry Hsien
	Title:	Assistant Vice President